EXHIBIT 3.1

                           AMENDED AND RESTATED BYLAWS
                                       OF
                      NATIONAL REALTY AND MORTGAGE, INC.



                                    ARTICLE I
                                  SHAREHOLDERS

         Section 1.1 ANNUAL MEETINGS. An annual meeting of shareholders will be held for the election of directors on such date and at such time as may be determined from time to time by the board of directors. Any other proper business may be transacted at the annual meeting.

         Section 1.2 SPECIAL MEETINGS. Special meetings of shareholders may be called by the board of directors, or the President or Chief Executive Officer. Special meetings may not be called by any other person or persons. Each special meeting will be held on such date and at such time as is determined by the person or persons calling the meeting.

         Section 1.3 LOCATION OF MEETINGS. Each annual meeting or special meeting of shareholders will be held at such place, within or without the State of Nevada, as may be determined by the board of directors, or if no determination is made, at such place as may be determined by the President or Chief Executive Officer, or by any other officer authorized by the board of directors or the President or Chief Executive Officer to make such determination.

         Section 1.4 NOTICE. Notice of each annual or special meeting will be in writing and signed by the President, Chief Executive Officer or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other natural person or persons designated by the board of directors. The notice must state the purpose or purposes for which the meeting is called and the date and time when, and the place where it is to be held. The notice must contain such additional information as may be required by applicable law or determined by the board of directors. Subject to the requirements of applicable law, notice will be given to such persons at such time, and in such manner, as the board of directors may determine or if no determination is made, as the President, Chief Executive Officer or any other officer so authorized by the board of directors of the President or Chief Executive Officer, may determine.

         Section 1.5 WAIVER OF NOTICE. Any shareholder may waive notice of any meeting by a writing signed by such shareholder, or the shareholder's duly authorized attorney, either before or after the meeting.

         Section 1.6 CONDUCT OF MEETINGS. Subject to the requirements of applicable law, each annual or special meeting of shareholders must be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed, such rules and procedures, as the chairperson of the meeting may determine. The chairperson of any annual or special meeting of shareholders will be designated by the board of directors and, in the absence of any such designation, will be the President. Shareholders may participate in any annual or special meeting of shareholders by means of a telephone conference call or similar method of communication by which all persons participating in the meeting can hear each other. Any such participation constitutes presence in person at the meeting.


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         Section 1.7   QUORUM.  The  presence  in person or by proxy of  persons
holding at least a majority of the shares entitled to vote at a meeting of shareholders will constitute a quorum for the transaction of business.

         Section 1.8 ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE II
                                    DIRECTORS

         Section 2.1 QUALIFICATIONS AND NUMBER. Each director must be at least 18 years of age. A director need not be a shareholder of this corporation or a resident of the State of Nevada. The board of directors will consist of not less than one (1) nor more than five (5) members. The initial number of members of the board of directors will be two (2), with the specific number to be determined from time to time by resolution of the board of directors.

         Section 2.2   MEETINGS.

         (a) Time and Location. Each meeting of the board of directors will be held on such date and at such time and place within or without the State of Nevada as may be fixed by the board of directors or the person calling the meeting.

         (b) Call. No call will be required for regular meetings for which the time and place have been fixed by the board of directors. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

         (c) Notice. Notice need not be given for regular meetings for which the time and place have been fixed by the board of directors. Notice of the time, date and location of a special meeting must be given by the person or persons calling the meeting at least 24 hours before the special meeting.

         (d) Quorum and Action. A majority of the board of directors will constitute a quorum for the transaction of business. Except as otherwise provided by applicable law, or the Articles of Incorporation, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors.

         (e) Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of a telephone conference or similar method of
communication  by  which  all  persons   participating   can  hear  each  other.
Participation in a meeting in accordance with this subsection constitutes presence in person at the meeting.

         Section 2.3 ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors, or of any committee designated by the board of directors, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board of directors or of the committee, as the case may be. The written consent must be filed with the minutes of proceedings of the board of directors or committee, as the case may be.

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                                   ARTICLE III
                                    OFFICERS

         Section 3.1 REQUIRED OFFICERS. The corporation must have a President, Secretary, and a Treasurer. The board of directors may, if it so desires, choose from its members, a Chairman of the Board. The corporation may also have one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as may be deemed necessary by the board of directors. Officers will be chosen by the board of directors or chosen in the manner determined by the board of directors.

         Section 3.2 QUALIFICATIONS. All officers must be natural persons and any natural person may hold two or more offices.

         Section 3.3 TERM OF OFFICE AND VACANCIES. Unless otherwise provided in the resolution choosing the officer, each officer will hold office until his or her successor has been chosen and qualified or until his or her earlier resignation or removal. Any vacancy in any office may be filled by the board of directors or in the manner determined by the board of directors.

         Section 3.4 RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. The resignation will take effect as of the date received or at any later time specified in the notice. The resignation need not be accepted to be effective. Any such resignation will be without prejudice to the contractual rights of the corporation, if any.

         Section 3.5 REMOVAL. Without prejudice to the contractual rights, if any, of an officer, any officer may be removed with or without cause by the board of directors or in the manner determined by the board of directors.

         Section 3.6 POWERS AND DUTIES. The officers of the corporation will have such powers and duties in the management and operation of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their office, subject to the board of directors.

                                   ARTICLE IV
                                  CAPITAL STOCK

         Section 4.1 ISSUANCE. The capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the board of directors.

         Section 4.2 CERTIFICATES. Every shareholder shall be entitled to have a certificate signed by an officer of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock. The signatures on a stock certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate




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is issued,  such  certificate  may be issued  with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

         Section 4.3 LOST OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4.4 SURRENDER. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4.5 TRANSFER. The board of directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation. The board of directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

                                    ARTICLE V
                                OFFICES AND BOOKS

         Section 5.1 OFFICE. The corporation may have a principal office in Nevada or any other state or territory as the board of directors may designate.

         Section 5.2 BOOKS. The Stock and Transfer Books will be kept at the office of the corporation's transfer agent. A copy of the By-Laws and Articles of Incorporation of the corporation shall be kept at the corporation's principal office, for the inspection of all who are authorized to have the right to see the same, and for the transfer of stock. All other books of the corporation shall be kept at such place or places as may be prescribed by the board of directors.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another

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corporation, or as its representative in a partnership,  joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

         Section 6.2 INSURANCE. The board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

                                   ARTICLE VII
                                   AMENDMENTS

         The power to amend, alter, and repeal these Bylaws and to make new Bylaws will be vested in the board of directors.

























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